Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form F-3 (File No. 333-292458) of our report dated March 25, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of NetClass Technology Inc for the year ended September 30, 2025.

/s/ Marcum Asia CPAs LLP

New York, NY

January 30, 2026

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com